Exhibit 23.5

CONSENT OF EXPERT

Reference is made to my reports, National Instrument 43-101 Technical Report on Allan Potash Deposit (KL 112R A), Saskatchewan, Canada, effective December 31, 2017 (the “Allan Report”), National Instrument 43-101 Technical Report on Cory Potash Deposit (KL 103B), Saskatchewan, Canada, effective February 23, 2017 (the “Cory Report”), National Instrument 43-101 Technical Report on Lanigan Potash Deposit (KLSA 001B), Saskatchewan, Canada, effective February 25, 2015 (the “Lanigan Report”), and National Instrument 43-101 Technical Report on Rocanville Potash Deposit (KLSA 002B & KL 249), Saskatchewan, Canada, effective February, 23, 2017 (the “Rocanville Report”, and together with the Allan Report, the Cory Report and the Lanigan Report, the “Reports”).

In connection with the Registration Statement on Form S-8 of Nutrien Ltd. (the “Registration Statement”), I, Mark Fracchia, consent to the use of my name and references to any of the Reports, or any portions thereof, in the Registration Statement and to the inclusion or incorporation by reference of information derived from any of the Reports in the Registration Statement.

Dated this 2nd day of January, 2018.

Yours truly,

/s/ Mark Fracchia
Name: Mark Fracchia, P.Eng.